Exhibit 99.1

US ECOLOGY AND NRC GROUP HOLDINGS CORP. STOCKHOLDERS APPROVE MERGER

Boise, Idaho and Houston, Texas; October 23, 2019 — US Ecology (NASDAQ-GS: ECOL) and NRC Group Holdings Corp. (NYSE American: NRCG) announced that, at their special meetings of stockholders held today and yesterday, respectively, stockholders of both companies have voted to approve all stockholder proposals necessary to complete their previously announced merger transaction. The companies expect the merger transaction to close on November 1, 2019.

The final voting results on all agenda items for each company’s special meeting will be filed with the SEC in separate Form 8-Ks and will also be available at https://investors.usecology.com/financial-info/sec-filings and http://ir.nrcg.com/, respectively, after certification by each company’s inspector of elections.

About US Ecology, Inc.

US Ecology, Inc. is a leading North American provider of environmental services to commercial and government entities. The company addresses the complex waste management needs of its customers, offering treatment, disposal and recycling of hazardous, non-hazardous and radioactive waste, as well as a wide range of complementary field and industrial services. US Ecology’s focus on safety, environmental compliance, and best—in-class customer service enables us to effectively meet the needs of US Ecology’s customers and to build long lasting relationships. US Ecology has been protecting the environment since 1952 and has operations in the United States, Canada and Mexico. For more information, visit www.usecology.com.

About NRC Group Holdings Corp.

NRC Group Holdings Corp. is a global provider of a wide range of environmental, compliance and waste management services. NRCG’s broad range of capabilities and global reach enable it to meet the critical, and often non-discretionary, needs of more than 5,000 customers across diverse end markets to ensure compliance with environmental, health and safety laws and regulations around the world. NRC Group, a wholly owned subsidiary of NRCG, was established in June 2018 through the combination of two businesses, National Response Corporation and Sprint Energy Services, both previously operating separately under the ownership of investment affiliates of J.F. Lehman & Company. For more information, please visit ir.nrcg.com. No portion of the website referenced in this paragraph is incorporated by reference into or otherwise deemed to be a part of this news release.

FORWARD LOOKING STATEMENTS

Statements in this communication that are not historical facts are forward-looking statements that reflect US Ecology’s and NRCG’s respective management’s expectations, assumptions and estimates of future performance and economic conditions at the time they were made. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to, among other things, future events or the future performance or operations of US Ecology and NRCG. All statements other than historical facts may be forward-looking statements; words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of US Ecology or NRCG. Factors that could cause US Ecology’s or NRCG’s actual results to differ materially from those implied in the forward-looking statements include: (1) the risk that the conditions to the closing of the transaction are not satisfied; (2) the occurrence of any event, change or other circumstances that either could give rise to the right of one or both of US Ecology or NRCG to terminate the Merger Agreement; (3) litigation relating to the transaction; (4) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (5) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (6) unexpected costs, charges or expenses resulting from the transaction; (7) the ability of US Ecology and NRCG to retain and hire key personnel; (8) competitive responses to the proposed transaction and the impact of competitive services; (9) certain restrictions during the pendency of the mergers that may impact US Ecology’s or NRCG’s ability to pursue certain business opportunities or strategic transaction; (10) the terms and availability of the indebtedness planned to be incurred in connection with the transaction to refinance NRCG’s existing indebtedness; (11) potential adverse changes to business relationships resulting from the announcement or completion of the transaction; (12) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (13) legislative, regulatory and economic developments, including changing business conditions in the industries in which US Ecology and NRCG operate. These risks, as well as other risks associated with the proposed transaction, are more fully described in the joint proxy statement/prospectus that was filed with the Securities and Exchange Commission (“SEC”) by US Ecology on September 19, 2019 in connection with the proposed transaction. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of the date made. Neither US Ecology nor NRCG undertakes any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of US Ecology, NRCG, Holdco or the combined company, whether following the implementation of the proposed transaction or otherwise.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to US Ecology’s and NRCG’s overall business, including those more fully described in US Ecology’s and NRCG’s filings with the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, US Ecology Parent, Inc., a wholly-owned subsidiary of US Ecology, has filed with the SEC a Registration Statement on Form S-4 that includes the Joint Proxy Statement of US Ecology and NRCG and a Prospectus of US Ecology Parent, Inc., as well as other relevant documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. A definitive Joint Proxy Statement/Prospectus has been mailed to stockholders of US Ecology and NRCG. A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about US Ecology and NRCG, may be obtained at the SEC’s website, www.sec.gov. You may obtain these documents, free of charge, by accessing US Ecology’s website at https://investors.usecology.com or by accessing NRCG’s website at ir.nrcg.com

US Ecology

Contact: Alison Ziegler, Darrow Associates (201) 220-2678

aziegler@darrowir.com

www.usecology.com

NRC Group Holdings Corp.

Contact: Cody Slach or Jared Filippone, CFA, Gateway Investor Relations (949) 574-3860
NRCG@gatewayir.com